UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On November 10, 2025, Redwire Corporation (the “Company”), entered into an Equity Distribution Agreement (the “Sales Agreement”) by and between the Company, Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and TCBI Securities, Inc., doing business as Texas Capital Securities (each an “Agent” and collectively, the “Agents”). Pursuant to the terms of the Sales Agreement, the Company may sell, from time to time through or to the Agents, as the Company’s sales agent and/or as principal, shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate gross sales price of up to $250 million. The sales, if any, of the Shares made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange, on any other existing trading market for the Shares, or to or through a market maker other than on an exchange. The Agents may also sell the Shares by any other method permitted by law, including in block trades and privately negotiated transactions. The Agents will use commercially reasonable efforts consistent with their normal trading and sales practices and applicable laws and regulations to sell the Shares from time to time, based upon the Company’s instructions (including any price or size limits the Company imposes). The Company intends to use the net proceeds from the offering, after deducting the Agents’ commissions and the Company’s offering expenses, for working capital purposes and other general corporate purposes, which may include financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes.

For sales of Shares through the Agents, the Company will pay the Agents a commission of up to 3% of the gross sales price per Share. The Company may also sell Shares to the Agents as principal for the Agents’ own account at a price agreed upon at the time of sale. If the Company sells Shares to the Agents as principal, the Company will enter into a separate terms agreement with the Agents. The Company has no obligation to sell any Shares under the Sales Agreement, and may at any time suspend the offering of Shares under the Sales Agreement. Unless earlier terminated as provided below, the Sales Agreement will automatically terminate upon the issuance and sale of all of the Shares subject to the Sales Agreement. The Company and each Agent, solely with respect to its own obligations, may terminate the Sales Agreement at any time by written notice.

The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Shares will be offered and sold pursuant to a shelf registration statement on Form S-3ASR (File No. 333-289380), which was filed with the Securities and Exchange Commission on August 7, 2025 and became effective upon filing, and a related prospectus supplement, dated November 10, 2025.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the Shares being offered is filed as Exhibit 5.1 and 23.1, respectively, to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Equity Distribution Agreement, dated as of November 10, 2025, by and between Redwire Corporation, Truist Securities, Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and TCBI Securities, Inc., doing business as Texas Capital Securities.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2025

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer